United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 11, 2008

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Date of Report

[Date of Earliest Event Reported]

JAVA EXPRESS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-50547	88-0515333
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

10026 Ridge Gate Drive

Sandy, Utah  84092

 (Address of Principal Executive Offices)

(801) 674-0077

(Registrant’s Telephone Number, including area code)

5017 Wild Buffalo Avenue

Las Vegas, Nevada  89131

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 11, 2008, the Company authorized the compromise and conversion of Convertible Notes held by two persons.   The Convertible Notes held by one creditor in the aggregate amount of $44,784 and interest of $3,338 with a conversion rate of $0.10 per share were compromised to $0.05 per share for a total conversion to 962,440 shares of the Company’s common stock that were  “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission.  Additionally, the Convertible Note held by another creditor in the aggregate amount of $143,700 and interest of $32,135, which also provided for conversion at the rate of $0.10 per share, was sold to a third party who then compromised the conversion rate to $0.05 per share for a total conversion to 3,516,700 shares of the Company’s common stock that were also “restricted securities.”

The $0.10 conversion rate of these Convertible Notes was compromised to $0.05 per share by reason of the fact that:

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The Convertible Notes are in default;

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The Company does not have the funds to pay the Convertible Notes;

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The Company wishes to repay the Convertible Notes:

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The Company is a “shell company” as defined by the United States Securities and Exchange Commission (the “SEC”); and

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There are new resale restrictions under Rule 144 of the SEC regarding shares of companies that are classified as “shell companies.”

On March 11, 2008, the Company also authorized a private offering of a maximum of 1,100,000 shares of its common stock that are “restricted securities.”  These shares were sold to the investor who acquired the $143,700 Convertible Note referenced above, at an offering price of $0.05 per share, for total gross proceeds of $55,000.  No commissions were paid.  All funds will be held in escrow in the trust account of the Company’s legal counsel pending payment of the Company’s current liabilities as set forth below.

The Company issued all of these securities to persons who were either “accredited investors” as defined in Rule 501 of the SEC, or who were “sophisticated investors,” as defined in Rule 506 of the SEC, who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in the Company; and each had prior access to all material information about the Company.  The Company’s management believes that the offer and sale of these securities were exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the SEC.  State laws requiring prior registration of sales of securities to these classes of persons are preempted by Section 18 of the Securities Act.

It is anticipated that the Company will use the proceeds of the private offering to pay legal fees associated with the private offering in the amount of $5,000; to pay another Convertible Note in the amount of $5,458 and accrued interest; and to compromise and pay a liability owed to a former officer and director of the Company who has agreed to accept the amount of $19,000 in payment of a $25,000 debt of the Company.  The balance of the proceeds from this private offering will be used by the Company for working capital as part of its planned efforts to acquire a business or company that may be beneficial to the Company and its stockholders.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2008, the sole director of the Company designated Mark C. Burdge to serve as a director of the Company, filling a vacancy on the Board of Directors.  Mr. Burdge will serve as a director until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified.

Mr. Burdge is 50 years old.  From 1994 to 2007, Mr. Burdge was President of Excel Graphics, a full-service graphic arts company.  He developed the business from $1,000,000 annually to $23,000,000 annually in the first 10 years.  Excel featured state of the art sheet-fed printing, heat-set web printing, folding carton manufacturing, direct mail, kitting and fulfillment.  Excel ceased operations in 2007 due to increasing competition from China.  From 2002 to 2006, Mr. Burdge was President of Indigo Media, a publisher of custom niche market publications and producer of nation-wide point of purchase campaigns.  Indigo also owns and operates a state of the art digital print center for on-demand publishing of marketing collateral, including direct mail campaigns.   Also from 2002 to 2006, Mr. Burdge was President of Indigo Creative, a full-service advertising agency.  Indigo’s staff included professional graphic designers, photographers, marketing and creative services, audio engineering and marketing campaign management.  From 2004 to 2006, Mr. Burdge was a partner in Rimports (USA) LLC.  Rimports negotiates manufacturing relationships between U. S. corporations and Pacific Rim manufacturing companies.  Rimports also manufactures and markets its own line of consumer products that are currently sold in Wal-Mart and other national retailers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC.

Date:	March 11, 2008	By:	/s/ Howard Abrams
Howard Abrams
President and Director

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